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                                                             EXHIBIT NO. 99.1(d)

                            MFS/SUN LIFE SERIES TRUST
                                  ON BEHALF OF:

                             MANAGED SECTORS SERIES

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust dated May 1, 2001, as amended (the "Declaration"), of MFS/Sun Life Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby certify that the Managed
Sectors Series, a series of the Trust, has been terminated.
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         IN WITNESS WHEREOF, the undersigned have executed this certificate this
29th day of April, 2005.


J. KERMIT BIRCHFIELD                         MARCIA A. KEAN
---------------------------                  -----------------------
J. Kermit Birchfield                         Marcia A. Kean
33 Way Road                                  103 Waban Avenue
Gloucester, MA 01930                         Newton MA 02468



ROBERT C. BISHOP
---------------------------                  -----------------------
Robert C. Bishop                             C. James Prieur
1199 Madia Street                            60 Douglas Drive
Pasadena, CA  91103                          Toronto, Ontario
                                             M4W 2B3, Canada



FREDERICK H. DULLES                          RONALD G. STEINHART
---------------------------                  -----------------------
Frederick H. Dulles                          Ronald G. Steinhart
180 East Bay Street                          25 Robledo Drive
Charleston, SC  29401                        Dallas, TX  75230



                                             HAVILAND WRIGHT
---------------------------                  -----------------------
David D. Horn                                Haviland Wright
257 Lake Street                              4610 Kapuna Road
New Vineyard, ME  04956                      Kilauea HI  96754